EXHIBIT 10 (jj)
HASBRO, INC.
DIRECTOR’S INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into between Hasbro, Inc., a Rhode Island corporation (the “Corporation”), and                                          (the “Director”).
Introductory Statement
     The Director is currently serving as a director of the Corporation, and the Corporation desires that the Director continue to serve in that capacity. The Director is willing, under certain circumstances, to continue in such capacity.
     In addition to the indemnification to which the Director is entitled pursuant to the By-laws of the Corporation, the Corporation has provided at its expense directors’ and officers’ liability insurance protecting the Director in connection with such service. The directors’ and officers’ liability insurance excludes or limits coverage for certain types of claims and is limited in the amount of its coverage.
     The Corporation and the Director have concluded that the protection available under the Corporation’s By-laws and the directors’ and officers’ liability insurance now in effect needs to be supplemented to more fully protect the Director against the risks associated with the Director’s service to the Corporation.
     In order to induce the Director to continue to serve as a director, the Corporation has agreed to provide the Director with the benefits contemplated by this Agreement.
     In consideration of the provision of these benefits and by the execution of this Agreement, the Director agrees to continue to serve as a director of the Corporation.
     IT IS MUTUALLY AGREED by the parties hereto as follows:
     1. Definitions. As used herein, the following terms will have the following meanings:
     “Act” shall mean the Rhode Island Business Corporation Act, as amended.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (i) the then outstanding shares of the common stock of the Corporation (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control:
     (a) any acquisition directly from the Corporation or any of its subsidiaries;
     (b) any acquisition by the Corporation or any of its subsidiaries;
     (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries;
     (d) any acquisition by Alan or Sylvia Hassenfeld, members of their respective immediate families, or heirs of Alan or Sylvia Hassenfeld or of any member of their respective immediate families, the Sylvia Hassenfeld Trust, the Merrill Hassenfeld Trust, the Stephen Hassenfeld Trust, the Alan Hassenfeld Trust, The Hassenfeld Foundation, any trust or foundation established by or for the primary benefit of any of the foregoing or controlled by one or more of any of the foregoing, or any affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the 1934 Act) of any of the foregoing; or
     (e) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and the Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Stock and Outstanding Voting Securities, as the case may be; or
(ii) Individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Corporation (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or
(iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Stock and Outstanding Voting Securities, as the case may be; or
(iv) Approval by the shareholders of the Corporation of (a) a complete liquidation or dissolution of the Corporation or (b) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Stock and Outstanding Voting Securities, as the case may be.
“Covered Act” means any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, or other act or omission by the Director in the Director’s capacity as a director of the Corporation, including, without being limited to, the Director’s service on any committee of the Board of Directors of the Corporation or service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, other enterprise, employee benefit plan or other entity.
“Disinterested Director” means a director of the Corporation who is not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by the Director.
“Excluded Claim” has the meaning set forth in Section 5 hereof.

“Expenses” means all costs and expenses (including, without limitation, fees and expenses of counsel, retainers, accounting or investigative fees and expenses, costs, transcript fees, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees) incurred by the Director in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses shall include expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Corporation (including any predecessor or successor entity or any affiliate of the Corporation) or the Director in any matter material to either such party (provided that acting as an Independent Counsel under this Agreement or in a similar capacity with respect to any other indemnification arrangements between the Corporation and its present and former directors shall not be deemed a representation of the Corporation or the Director) or (ii) any other party to Proceedings related to the Covered Act(s) giving rise to a claim for indemnification. Notwithstanding the foregoing, Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Director in an action to determine the Director’s rights under this Agreement.
If a Change in Control of the Corporation shall not have occurred, Independent Counsel will be selected by (A) a majority vote of the Disinterested Directors, or (B) if a quorum of Disinterested Directors does not exist, by majority vote of a committee, consisting of two or more Disinterested Directors, which committee is designated by a majority vote of the full Board of Directors, including interested directors or (C) if such a committee cannot be established, by a majority vote of the full Board of Directors (in which selection all directors, whether or not Disinterested Directors, and including the Director, may participate). If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Director (unless the Director requests that the selection shall be made pursuant to the preceding sentence as though no Change in Control occurred). Whichever of the Corporation or the Director has the right to select Independent Counsel in the situation at issue will notify the other of such selection.
Following receipt of notice of the selection of Independent Counsel, the party receiving the notice may, within 10 calendar days, deliver to the other party a written objection to such selection; provided that such objection may be asserted, irrespective of who selected the Independent Counsel, only on the ground that either the Independent Counsel selected (A) does not meet the requirements of

“Independent Counsel” as defined above or (B) is otherwise not well qualified to serve as Independent Counsel, and, in either case, the objection shall set forth with particularity the factual basis of such assertion. Absent a timely objection, the person selected shall act as Independent Counsel. If a timely objection is made, the person selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.
“Loss” means any amount which the Director is legally obligated to pay arising from, relating to or as a result of any claim, demand, or Proceeding made against the Director for Covered Acts including, without being limited to, judgments for, and awards of, damages, or amounts paid in settlement of any claim, any fine or penalty or, with respect to an employee benefit plan, any excise tax or penalty, and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts).
“Proceeding” means any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative or investigative in nature (including any appeal therefrom) and whether instituted by or on behalf of the Corporation or any other party, in any such case, in which the Director was, is or may be involved as a party or otherwise by reason of the Director’s status as a current or former director, officer, employee or agent of the Corporation, including, without being limited to, a Director’s service on any committee of the Board of Directors of the Corporation or service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, other enterprise, employee benefit plan or other entity (in each case, whether or not serving in such capacity at the time any Loss or Expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement), or any inquiry or investigation that the Director in good faith believes might lead to the institution of any such action, suit or other proceeding; provided, however, that the term “Proceeding” shall not include an action, suit or other proceeding contemplated by Section 14.
     2. Indemnification. To the maximum extent permitted by the Act, the Corporation will (a) indemnify the Director and hold the Director harmless from any Loss and (b) reimburse the Director for the Director’s Expenses.
     3. Continuation as a Director. The Director agrees to continue to serve as a director of the Corporation to the best of the Director’s ability until the expiration or earlier termination of the Director’s term of office or until the Director tenders his or her resignation in writing.
     4. Advance Payment of Expenses.

          (a) To the maximum extent permitted by the Act, the Corporation will pay the Expenses of the Director in advance of the final and non-appealable disposition of any Proceeding, within 30 calendar days after receipt by the Corporation of a written request for advancement of Expenses. The advance payment of Expenses will be subject to (A) the Corporation’s receipt of a written affirmation by the Director of his or her good faith belief that he or she met the standard of conduct necessary for indemnification by the Corporation under this Agreement and (B) a determination that the facts then known to those making the determination to make such an advance would not preclude indemnification under the Act. Advancement of Expenses will be made without regard to the Director’s financial ability to repay such amounts. Any such advances shall be made on an unsecured basis and be interest free.
          (b) Notwithstanding a court determination that the Director has not met the standard of conduct for indemnification, if such determination is being appealed, the Director will not be required to reimburse any Expenses which have been advanced until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made.
     5. Exclusions.
          (a) The Corporation will not be liable to pay any amounts in respect of a claim (an “Excluded Claim”):
(i) to the extent payment is actually made to or on behalf of the Director under a directors’ and officers’ liability insurance policy maintained by the Corporation (except for any excess beyond the amount covered by such insurance);
(ii) to the extent an indemnification or reimbursement payment is otherwise actually made to the Director and such payment is not returned or required to be returned;
(iii) with respect to which a final and non-appealable judgment or other adjudication determines that the Director is liable to the Corporation or its shareholders for: (A) any breach of the Director’s duty of loyalty to the Corporation or its shareholders; (B) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (C) liability imposed pursuant to the provisions of Section 7-1.2-811 of the Act; or (D) any transaction from which the Director derives an improper personal benefit (unless the transaction is permitted by Section 7-1.2-807 of the Act);
(iv) for an accounting of profits in fact made from the purchase and sale by the Director of the securities of the Corporation within the meaning of Section 16(b) of the 1934 Act;

(v) in connection with a Proceeding by or in the right of Corporation, unless (A) ordered by a court in accordance with Section 7-1.2-814(d) of the Act or (B) for Expenses that are incurred in connection with such Proceeding and which may be indemnified under Section 7-1.2-814(b)(4)(i) of the Act if, in the case of this clause (B), it is determined that the Director met the relevant standard of conduct under Section 7(b) of this Agreement; or
(vi) if a final and non-appealable judgment or other adjudication determines that such payment is unlawful.
          (b) Determinations and authorizations by the Corporation with respect to the advancement of Expenses pursuant to Section 4(a) of this Agreement and determinations by the Corporation contemplated by Section 7(b) will be made, based on the facts known at the time:
          (i) if a quorum consisting of Disinterested Directors can be obtained, by a majority vote of the Disinterested Directors; or
          (ii) if a quorum consisting of Disinterested Directors cannot be obtained, by a majority vote of a committee of the Board, which committee is designated by a majority vote of the full Board of Directors (in which designation all directors, whether or not Disinterested Directors and including the Director, may participate) and which committee is composed solely of two or more Disinterested Directors, or
          (iii) by Independent Counsel; or
          (iv) by a majority vote of the outstanding shares of Common Stock of the Corporation (other than shares held by directors who are party to the relevant Proceeding).
          Notwithstanding the foregoing, if a Change in Control has occurred prior to any determination contemplated by this Section 5(b), at the option of the Director in his or her sole discretion, such determination shall be made by Independent Counsel pursuant to clause (iii) of this Section 5(b) rather than in the manner contemplated by clause (i), (ii), or (iv) of this Section 5(b).

     6. Notice and Defense of Claim.
          (a) The Director shall notify the Corporation promptly (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (ii) if the Corporation has not been previously notified, after receipt of written notice of any other matter with respect to which the Director intends to seek indemnification or advancement of Expenses under this Agreement. The omission by the Director to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Director (i) under this Agreement except and only to the extent the Corporation can establish that such omission to notify resulted in actual material prejudice to the Corporation or (ii) otherwise than under this Agreement.
          (b) Except to the extent that the defense of a claim against the Director is undertaken pursuant to any directors’ and officers’ liability insurance maintained by the Corporation, the Corporation will be entitled at its option to assume and conduct the defense of any claim against the Director, with counsel reasonably satisfactory to the Director, except if:
(i) employment of separate counsel by the Director has been authorized by the Corporation; or
(ii) the Director shall have reasonably concluded that there may be a conflict of interest between Corporation and the Director in the conduct of the defense against such claim.
If the Corporation assumes defense of such claim in accordance with the preceding sentence, the Corporation will not thereafter be responsible for the fees and disbursements of the Director’s separate counsel (unless it ceases to conduct or, in accordance with the preceding sentence, is no longer entitled to conduct, the defense of such claim).
     7. Indemnification Procedures.
          (a) Concurrent with, or at any time following, the delivery of notice pursuant to Section 6(a), the Director may request indemnification or advancement of Expenses pursuant to this Agreement with respect to any of the matters that are the subject of such notice.
          (b) Within 30 calendar days after its receipt of a request contemplated by Section 7(a), the Corporation will make determinations as to whether, in the Corporation’s judgment, (i) the Director conducted himself or herself in good faith with respect to the actions or omissions alleged in the Covered Act(s), (ii) the Director reasonably believed that, in the case of conduct in the office of director, his or her conduct was in the best interests of the Corporation, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation, (iii) in the case of criminal Proceedings, the Director had no reasonable cause to believe his or her conduct was unlawful and (iv) the Losses do not relate to Excluded Claims. The determinations referred to in the preceding sentence will all be made in the manner set forth in Section 5(b) of this Agreement.
          (c) In making any determination as to whether the Director satisfied any standard of conduct or other requirement for indemnification or advancement of Expenses under this Agreement, and in appearing before a court to enforce rights under this Agreement, the Director shall be entitled to a presumption that such standard or requirement has been satisfied if the Director has submitted a request for indemnification or advancement in accordance with Section 7(a) or 4(a), respectively, and the Corporation shall have the burden of coming forward with evidence and of persuasion to overcome that presumption. The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not be referred to or introduced into evidence in any action or proceeding to enforce the Director’s rights hereunder and shall not, of itself, create a presumption, for purposes of any such determination or in any such action or proceeding, (i) that the Director did not act in good faith and in a manner which he or she reasonably believed was in the best interests of the Corporation, (ii) in the case of a criminal Proceeding, the Director had reasonable cause to believe his or her conduct was unlawful or (iii) that the Director did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement. For purposes of any determination of good faith, the Director shall be deemed to have acted in good faith if the Director’s action is based on the records or books of account of the Corporation or other entity, as applicable, including financial statements, or on information supplied to the Director by the officers of the Corporation or such entity in the course of their duties, or on the advice of legal counsel for the Corporation or such entity or on information or records given or reports made to the Corporation or such entity by an independent certified public accountant. The knowledge or actions or failure to act of any other director, officer, employee or agent of the Corporation or other entity, as applicable, shall not be imputed to the Director for purposes of determining the Director’s right to indemnification or advancement of Expenses under this Agreement. The provisions of this Section 7(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which the Director may be deemed or found to have met the applicable standard of conduct or requirement to be entitled to indemnification or advancement of Expenses pursuant to this Agreement.
          (d) All payments on account of the Corporation’s obligations to indemnify or advance Expenses under this Agreement shall be made within 30 calendar days of the Director’s written request therefor, unless a determination is made in accordance with this Agreement that the claims giving rise to the Director’s request are Excluded Claims or that an applicable standard of conduct referred to in clause (i), (ii) or (iii) has not been satisfied.

          (e) In addition to the Director’s other rights to payment or indemnification by the Corporation, in accordance with the other provisions of this Agreement, of Expenses or Losses incurred by the Director, to the extent that the Director is a party to (or participant in) any Proceeding relating to a Covered Act, and the Director is successful, on the merits or otherwise, in the defense of such Proceeding or any claim, issue or matter contained therein, the Corporation shall indemnify the Director against all Expenses actually and reasonably incurred by the Director, or on the Director’s behalf, in connection with that Proceeding, claim, issue or matter. Indemnification in accordance with the terms of this Section 7(d) for matters on which the Director is successful shall be required notwithstanding any prior determination by the Corporation that the Director was not entitled to reimbursement for Expenses in connection with such Proceeding, claim, issue or matter. For purposes of this Section 7(d) and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter.
     8. Payment of Expenses Associated with Appearing as a Witness in Proceedings in Which the Director is Not a Party. To the extent that the Director appears as a witness in any Proceeding to which the Director is not a party, and the Director’s appearance as a witness in such Proceeding occurs by reason of the Director’s status as a current or former director, officer, employee or agent of the Corporation, including, without being limited to, the Director’s service on any committee of the Board of Directors of the Corporation or service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, other enterprise, employee benefit plan or other entity, then the Director shall be reimbursed by the Corporation for all Expenses actually and reasonably incurred by the Director, or on the Director’s behalf, in connection with such appearance.
     9. Reimbursement to Corporation. The Director will reimburse the Corporation for all Losses and Expenses paid by the Corporation in connection with any action, suit or proceeding against the Director in the event, and only to the extent that, a determination is made by a court in a final and non-appealable adjudication that the Director is not entitled to be indemnified by the Corporation for such Losses and Expenses because the claim is an Excluded Claim or because the Director is otherwise not entitled to payment under this Agreement.
     10. Settlement. Notwithstanding anything in this Agreement to the contrary, the Corporation will have no obligation to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent. The Corporation will not unreasonably withhold or delay its consent to any proposed settlement.
     The Corporation will not, without the prior written consent of the Director, which may be provided or withheld in the Director’s sole discretion, effect any settlement of any Proceeding against the Director or which could have been brought against the

Director unless such settlement solely involves the payment of money by persons other than the Director and includes an unconditional release of the Director from all liability on any matters that are the subject of such Proceeding and an acknowledgment that the Director denies all wrongdoing in connection with such matters.
     11. D&O Liability Insurance.
     (a) The Corporation shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors of the Corporation in their capacities as such (and for any capacity in which any director of the Corporation serves any other entity at the request of the Corporation), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the Board prior to a Change in Control, and except where not practical to obtain such coverage. Notwithstanding the foregoing, the Corporation may agree to implement changes to the scope (but not the amount) of coverage that do not, taken as a whole, materially reduce the scope of coverage for the directors.
     (b) The Director shall be covered by the D&O Liability Insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director under such policy or policies. The Corporation shall, promptly upon receiving notice of a Proceeding as to which the Director is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under the Corporation’s D&O Liability Insurance policies in accordance with the procedures set forth in such policies. The Corporation shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Director, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Corporation under this Agreement.
     (c) Upon request by the Director, the Corporation shall provide to the Director copies of the D&O Liability Insurance policies in effect from time to time. The Corporation shall promptly notify the Director of any material changes in such insurance coverage.
     12. Contribution. To the fullest extent permitted under applicable law, if the indemnification provided for in this Agreement is unavailable to the Director for any reasons whatsoever, the Corporation, in lieu of indemnifying the Director, shall contribute to the amount incurred by the Director or on his or her behalf, whether for Losses and/or Expenses in connection with a Proceeding or other expenses relating to an indemnifiable event or transaction under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Corporation and the Director as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and the Director in connection with such event(s) and/or transaction(s).
     13. Rights Not Exclusive. The rights provided hereunder will not be deemed exclusive of any other rights to which the Director may be entitled under any by-law, agreement, vote of stockholders or of disinterested directors or otherwise both as to action in the Director’s official capacity and as to action in any other capacity while holding such office, and shall continue after the Director ceases to serve the Corporation as a director.
     14. Enforcement.
          (a) The Director’s right to indemnification will be enforceable by the Director in any court of competent jurisdiction and the Director may apply to any court of competent jurisdiction to enforce such rights to indemnification with respect to Expenses or Losses notwithstanding any prior adverse determination made by the Corporation as provided in the manner set forth in Section 5(b) hereof. Notwithstanding any prior determinations made by the Corporation, any such adjudication shall be conducted as a de novo trial on the merits.
          (b) If a determination is made pursuant to Section 5(b) hereof or by a court pursuant to this Section 14 that the Director is entitled to indemnification of some but not all of his or her Losses and Expenses with respect to any claim or claims, then the Corporation shall indemnify the Director to the extent so entitled.
          (c) In the event that any action is instituted by the Director under this Agreement, or to enforce or interpret any of the terms of this Agreement, the Director will be entitled to be paid all court costs and expenses, including reasonable attorney’s fees and disbursements, incurred by the Director with respect to such action, unless the court determines that each of the material assertions made by the Director as a basis for such action was not made in good faith or was frivolous.
     15. Subrogation. In the event of payment by the Corporation to the Director with respect to the Director’s Losses and Expenses, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.
     16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     17. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Rhode Island.
     18. Titles. The title of this Agreement and the Section titles set forth herein are for convenience of reference only, and are not to be considered in the interpretation or construction of any of the provisions hereof.
     19. Successor and Assigns. This Agreement will be:
          (a) binding upon all successors and assigns of the Corporation (including any transferee of all, or substantially all, of its assets and any successor by merger or otherwise, including by operation of law); and
          (b) shall be binding on, and inure to, the benefit of the heirs, executors, administrators, and other personal representatives of the Director.
     20. Amendment. No amendment, modification, termination or cancellation of this Agreement will be effective unless made in writing signed by each of the parties hereto.
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     IN WITNESS WHEREOF, the Corporation and the Director have executed this Agreement as of                                        .

Attest:	HASBRO, INC.

By:
BARRY NAGLER		ALFRED J. VERRECCHIA
Secretary		President and Chief
Executive Officer

Director